Exhibit 10.43

FOURTH AMENDMENT TO THE

CAMERON INTERNATIONAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

I.           Effective as of January 1, 2007, the following shall be added to the end of Section 5.2(c) of the Plan:

“Notwithstanding the foregoing, periodic, reasonable opportunities occurring no less frequently than quarterly shall be provided to convert any amounts invested in the Company Stock Fund, and no restrictions or conditions shall apply with respect to any investment in the Company Stock Fund that does not apply with respect to the investment of other assets of the Plan except as otherwise permitted under Section 401(a)(35) of the Code and the regulations promulgated thereunder.”

II.           Effective as of January 1, 2009, the following shall be added to the end of Section 10.1 of the Plan:

“Further, a Member’s deemed severance from employment pursuant to Section 414(u)(12)(B)(i) shall not be a “severance from employment” for purposes of this Section 10.1, and, therefore, such Member shall not be eligible for a distribution under the Plan as a result of such deemed severance.”

III.           Effective as of July 13, 2010:

1.           The following new definition shall be added to Section 1.1 of the Plan:

“(7A)           The term “Board” shall mean the board of directors of Cameron International Corporation.”

2.           The following new definition shall be added to Section 1.1 of the Plan:

“(9A)           The term “Committee” shall mean the Cameron International Corporation Plans Administration Committee.”

3.           Section 5.3 of the Plan shall be deleted and the following shall be substituted therefor:

“5.3           Elimination of Funds.

Notwithstanding any provision in this Article V to the contrary, in the event any one or more of the Funds is eliminated as an investment fund by the Committee (or, in the case of the Company Stock Fund, by the Board), each Member and Inactive Member who has an investment election in effect that designates such investment fund for the investment of amounts allocated to such individual’s Separate Accounts, shall designate a continuing Fund or Funds made available under the Plan pursuant to Section 6.2 for the investment of such amounts; provided, however, that in the event such individual fails to make such a designation, such contributions or amounts shall be invested in a the Fund or Funds designated by the Committee in a uniform and nondiscriminatory manner.”

4.           Section 6.2 of the Plan shall be deleted and the following shall be substituted therefor:

“6.2           Establishment and Maintenance of Funds.

The Committee shall cause at least three Funds to be established and maintained at all times. Each such Fund shall be diversified and shall have different risk and return characteristics from the other Funds.  Any Fund that invests primarily in investments with restrictions regarding Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds.  The Funds established by the Committee pursuant to this Section 6.2 shall be in addition to the Company Stock Fund, which shall be established and maintained pursuant to Section 6.3.”

5.           Section 6.3 of the Plan shall be deleted and the following shall be substituted therefor:

“6.3           Company Stock Fund.

The Company shall cause the Company Stock Fund to be established and maintained at all times under the Plan. The assets of the Company Stock Fund shall be invested by the Trustee solely in Company Stock; provided, however, that the Company Stock Fund may hold an amount of cash to the extent required in lieu of holding fractional shares of Company Stock.  The Trustee shall receive Company Stock from the Company or purchase Company Stock in the market.  The Board has mandated that the Plan offer the Company Stock Fund under the Plan as a matter of Plan design, in order to afford Members, Inactive Members, Beneficiaries and alternate payees the opportunity to invest in Company Stock through their Separate Accounts under the Plan.  None of the Board, the Committee, the Company or any of its officers, directors or employees either encourages or discourages investment in the Company Stock Fund.  Members, Inactive Members, Beneficiaries and alternate payees should understand that the Company Stock Fund is only one of several Funds offered for the investment of Separate Accounts under the Plan and that they are free to invest in any Fund, and to determine, in their own discretion, whether or not to invest in any Fund (including, without limitation, the Company Stock Fund).  All Members, Inactive Members, Beneficiaries and alternate payees whose Separate Accounts are invested in the Company Stock Fund, or who are considering investing their Separate Accounts in the Company Stock Fund, should understand that:  (1) the Company Stock Fund represents the investment in the equity securities of a single company and, therefore, may be inherently subject to wider price swings, up and down and in shorter periods of time, than other Funds offered under the Plan, (2) the Company Stock Fund should be viewed as a long term investment option which will be maintained under the Plan indefinitely, and (3) the fiduciaries of the Plan will not override any instructions that Members, Inactive Members, Beneficiaries and alternate payees may provide requesting that all or part of their Separate Accounts be invested in the Company Stock Fund nor can they act to eliminate or otherwise restrict the inclusion of the Company Stock Fund as a Fund offered under the Plan.”

6.           The following paragraph shall be added at the end of Section 12.2 of the Plan:

“To prevent any two parties to the Plan from being deemed co-fiduciaries with respect to any particular function, both the Plan and the Trust Agreement are intended, and should be construed, to allocate to each party to the Plan or the Trust Agreement, as applicable, only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust.  The Plan is intended to allocate to each named fiduciary the individual responsibility for proper execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan or Trust.”

7.           Section 13.1 of the Plan shall be deleted and the following shall be substituted therefor:

“13.1           Amendment.

Subject to the provisions of Section 13.2, the Company may at any time and from time to time, amend the Plan.  Further, the Committee may amend the Plan at any time and from time to time, with any such Committee amendment action being exercised in a settlor capacity, provided that:  (a) any amendment to the Plan that substantially and materially increases the benefits of officers or directors of the Company shall require the prior approval of the Board or the committee of the Board (if any) to which the duty of general oversight has been delegated by the Board, and (b) notwithstanding anything to the contrary herein, the Committee shall have no authority to amend or modify the Plan’s design or operation as it relates to the offering of the Company Stock Fund and the composition of the Company Stock Fund and the Committee shall have no authority to eliminate or restrict the inclusion of the Company Stock Fund under the Plan or to review or approve any assets in which the Company Stock Fund is invested.  For the avoidance of doubt, only the Company, by action of the Board, shall be authorized to amend the Plan’s provisions or modify the Plan’s operations pertaining to the inclusion of the Company Stock Fund as a vehicle for investment of Separate Accounts under the Plan.”

8.           Section 15.3 of the Plan shall be deleted and the following shall be substituted therefor:

“15.3           No Guarantees.

None of the Company, any other participating Employer, the Committee, the Board or the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.  All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and none of the Company, any other participating Employer, the Committee, the Board or the Trustee assumes any liability or responsibility for the adequacy thereof.”

IV.           Effective as of September 1, 2010:

1.           Reference to “the Company” in Sections 1.1(59), 2.3, 3.1, 3.3, 3.4, 3.10, 4.2, 4.10, 5.2, 5.3, 7.4, 7.9, 8.1, 8.2, 9.1, 10.2, 10.6, 10.9, 10.11, 11.5 of the Plan, subparagraphs 6.6(a) and 6.6(b) of the Plan (except where referenced in the phrases “Company Stock” or “Company Stock Fund”) and subparagraphs 13.3(a) and 13.3(b) of the Plan shall be deleted and reference to “the Committee” shall be substituted therefor.

2.           In the last sentence of Section 9.1, reference to “the Company’s written loan procedure,” shall be deleted and “reference to “the Plan’s written loan procedure, as adopted and amended from time to time by the Committee,” shall be substituted therefor.

3.           Article XII of the Plan shall be deleted and the following shall be substituted therefor:

“ARTICLE XII

ADMINISTRATION

12.1           Plan Administrator.

For purposes of ERISA, the Committee shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

12.2           Authority of the Committee.

The Committee shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right, in its discretion, to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 7.9.  In exercising such powers and authority, the Committee at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action.  Any decision of the Committee in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties.  The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.  The Committee shall be a “named fiduciary” as that term is defined in Section 402(a)(2) of ERISA.  The Committee may:

(a)	allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article XII, to the Trustee; and

(b)	designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

provided, however, that no powers, authorities, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 12.2; and provided further, that no allocation or delegation by the Committee of any of its powers, authorities, or responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Committee.

To prevent any two parties to the Plan from being deemed co-fiduciaries with respect to any particular function, both the Plan and the Trust Agreement are intended, and should be construed, to allocate to each party to the Plan or the Trust Agreement, as applicable, only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust.  The Plan is intended to allocate to each named fiduciary the individual responsibility for proper execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan or Trust.

12.3           Action of the Committee.

Any act authorized, permitted, or required to be taken by the Committee under the Plan, which has not been delegated in accordance with Section 12.2, may be taken by a majority of the members of the Committee, either by vote at a meeting, or in writing without a meeting.  All notices, advices, directions, certifications, approvals, and instructions required or authorized to  be given by the Committee under the Plan shall be in writing and signed by either (i) a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Committee in accordance with the provisions of paragraph (b) of Section 12.2.  Subject to the provisions of Section 12.4, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustees, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Trustee or the Company.

12.4           Claims Review Procedure.

Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Committee, which procedures are hereby incorporated by reference as a part of the Plan and may be amended from time to time by the Committee.

12.5           Qualified Domestic Relations Orders.

Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code, and, except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind.  Plan provisions to the contrary notwithstanding, the Plan shall comply with the terms and provisions of any “qualified domestic relations order,” including an order that requires distributions to an alternate payee prior to a Member’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and the Committee shall establish appropriate procedures to effect the same.  In the event that the total value of an amount directed to be paid pursuant to a qualified domestic relations order is not in excess of $5,000, such amount shall be paid to the recipient or recipients identified in such order in one lump sum payment as soon as practicable after such order has been determined to be a qualified domestic relations order.

12.6           Indemnification.

In addition to whatever rights of indemnification the members of the Board, members of the Committee, or any other person or persons (other than the Trustees or individuals, other than members of the Board, who are not employed by the Company or its affiliates) to whom any power, authority, or responsibility of the Company is allocated or delegated pursuant to paragraph (b) of Section 12.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company or the Committee as provided under the Plan and the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

12.7           Temporary Restrictions.

In order to ensure an orderly transition in the transfer of assets to the Trust from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan or to ensure an orderly transition of recordkeeping, valuation, or other administrative activities from one service provider to another service provider, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Fund to another Fund, or such other activity as the Committee deems appropriate, provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law and the Committee shall have provided to Members, Inactive Members, their beneficiaries, and alternate payees the notices and information required to be provided with respect to such temporary cessation or restriction of such activity by applicable law and regulations.”

4.           Reference to “the Company” in Section 15.5 of the Plan shall be deleted and reference to “the Company, the Committee” shall be substituted therefor.

5.           A new Section 15.11 of the Plan shall be added as follows:

“15.11  Plan Administration Communications and Systems.

The Committee may establish telephone and/or electronic media systems and procedures (including on-line mechanisms) for purposes of effecting Plan communications and Plan administration operations.  To the extent that any such telephone and/or electronic media systems and procedures are established by the Committee, references in the Plan suggesting that other systems or procedures would be used for purposes of effecting a given Plan communication or Plan administration operation shall be superseded and reference to the telephone or electronic media system or procedure which was effected, as communicated to Participating Employees, shall be deemed substituted therefor.”

6.           Notwithstanding anything to the contrary in the Plan, no Member shall be restricted from making Basic Contributions under the Plan by reason of having received a withdrawal of amounts credited to his Separate Accounts prior to his severance from employment with the Company and its Controlled Entities.

VI.           As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this 30th day of August, 2010, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION

By:	/s/
Name:	William C. Lemmer
Title:	Senior Vice President & General Counsel